Exhibit 99.1

Media Contact: Tera R. Murphy Corporate Communications Manager (419) 782-2419 | tmurphy@first-fed.com	NEWS RELEASE
	Investor	Donald P. Hileman
	Contacts:	CEO, First Defiance Financial Corp. (419) 782-5104 dhileman@first-fed.com Gary M. Small President, First Defiance Financial Corp. (330) 742-0472 gsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. AND

UNITED COMMUNITY FINANCIAL CORP. COMPLETE MERGER,

CREATING PREMIER MIDWEST FRANCHISE

DEFIANCE, OHIO AND YOUNGSTOWN, OHIO (February 3, 2020) – First Defiance Financial Corp. (Nasdaq: FDEF) (“First Defiance”), holding company of First Federal Bank of the Midwest (“First Federal Bank”) and First Insurance Group (“First Insurance”), and United Community Financial Corp. (Nasdaq: UCFC) (“United Community”), holding company of Home Savings Bank (“Home Savings”) and HSB Insurance, LLC, d/b/a James & Sons, announced today that they have completed their previously announced merger.

The merger brings together two great Ohio community financial institutions to create a premier Midwest franchise with approximately $6.3 billion in assets, $5.2 billion in deposits, $5.2 billion in loans and operations throughout Ohio, Michigan, Indiana, Pennsylvania and West Virginia.

“This is an exciting day for us as we combine two great community banks with shared values and a deep commitment to delivering smart solutions that bring lasting value to our clients and the communities we proudly serve,” said Donald P. Hileman, CEO of First Defiance. “Our combined organization boasts the combined talent, vision and resources that will allow us to continue to grow and be the partner of choice in the communities we serve.”

Customers can expect our long-standing, community banking philosophy of superior customer service, personalized financial solutions, and a commitment to our communities to continue throughout an expanded branch footprint of 77 full-service branches, 12 mortgage loan offices and 3 wealth offices. Until customer account conversions and full system integrations are completed early in the third quarter of 2020, customers will see little changes and should continue to bank as they always have at their respective First Federal Bank and Home Savings branches, loan offices and digital platforms. At this time, customers will continue to use their same checks, debit cards, online banking, etc. and will be notified well in advance of any changes.

“We’re confident that our customers and communities will continue to be well served,” remarked Gary M. Small, President of First Defiance. “We’re building an even stronger, relationship-focused community bank with additional branches, advanced technology and more resources to position us well for future success.”

The holding company of the combined organization will be headquartered in Defiance, Ohio, and the bank will be headquartered in Youngstown, Ohio. “We felt this was important as both communities are a vital part of our past and future,” added Hileman.

Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), shareholders of United Community received 0.3715 First Defiance common shares for each United Community common share. Based upon a closing price for First Defiance as of January 31, 2020, of $29.39, the transaction is valued at approximately $527 million. Post-closing, First Defiance shareholders now own approximately 52.5% of the combined company and United Community shareholders now own approximately 47.5%.

Keefe, Bruyette & Woods, A Stifel Company served as financial advisor and provided a fairness opinion to First Defiance. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as First Defiance’s legal counsel. Piper Sandler & Co. served as financial advisor and provided a fairness opinion to United Community. Wachtell, Lipton, Rosen & Katz served as United Community’s legal counsel.

About First Defiance Financial Corp.

First Defiance Financial Corp. (Nasdaq: FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. United Community Financial Corp. merged with First Defiance Financial Corp. on January 31, 2020. The combined organization operates 77 branches, 12 loan offices and 3 wealth offices in Ohio, Michigan, Indiana, Pennsylvania, and West Virginia. Currently, 33 branches, 3 wealth offices and 12 loan production offices continue to operate as Home Savings Bank. First Insurance Group is a full-service insurance agency with ten offices in Ohio including James & Sons Insurance in Youngstown, Ohio.

For more information, visit the company’s website at www.fdef.com.

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